                                                                    EXHIBIT 10.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                              WARRANT TO PURCHASE
                     SHARES OF NON-VOTING COMMON STOCK OF
                            EVOLVING SYSTEMS, INC.
                           (VOID AFTER MAY 31, 2003)

          THIS CERTIFIES that _______________________________________("HOLDER"), or assigns, for value received, are entitled to purchase from EVOLVING SYSTEMS, INC., a Delaware corporation (the "COMPANY"), having a place of business at 6892
S. Yosemite Street, Englewood, Colorado 80112, a maximum of ____________ fully paid and nonassessable shares of the Company's Non-Voting Common Stock ("NON-VOTING COMMON STOCK") for cash at a price of one dollar twenty cents ($1.20) per share (the "STOCK PURCHASE PRICE") at any time or from time to time up to and including 5:00 p.m. (Mountain Time) May 31, 2003 (the "EXPIRATION DATE"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

1.  EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

          (A) GENERAL. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Non-Voting Common Stock (but not for a fraction of a share) which may be purchased hereunder.

          (B) ISSUANCE OF CERTIFICATES. The Company agrees that the shares of Non-Voting Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed and payment made for such shares. Certificates for the shares of Non-Voting Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of
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Non-Voting Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or as directed by such Holder.

          (C) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Non-Voting Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company and notice of such election in which event the Company shall issue to the Holder a number of shares of Non-Voting Common Stock computed using the following formula:

               X = Y (A-B)
                   -------
                      A

Where          X =  the number of shares of Common Stock to be issued to the
     Holders

               Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

               B = Stock Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Non-Voting Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Non-Voting Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Non-Voting Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Non-Voting Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Non-Voting Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. This Section I(C) is applicable only upon or after an initial public offering of the Company's Non-Voting Common Stock or other liquidation event, including, but not limited to, a sale of all or substantially all the assets of the Company.

     2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Non-Voting Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, except as set forth in the Registration Rights Agreement, as amended, and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, except as noted in the introductory paragraph of this Warrant, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Non-Voting Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Non-Voting Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Non-Voting Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise except as set forth in the Registration Rights Agreement. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (i) if the total number of shares of Non-Voting Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Non-Voting Common Stock then outstanding and all shares of Non-Voting Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Non-Voting Common Stock then authorized by the Company's Amended and Restated Certificate of Incorporation, or (ii) if the total number of shares of Non-Voting Common Stock issuable after such action upon the conversion of all such shares of Preferred Stock, together with all shares of Non-Voting Common Stock then issuable upon exercise of all options and upon the conversion of all such shares of Preferred Stock, together with all shares of Non-Voting Common Stock then outstanding and all shares of Non-Voting Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Non-Voting Common Stock then authorized by the Company's Amended and Restated Certificate of Incorporation.

     3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

          (A) SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Non-Voting Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Non-Voting Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          (B) DIVIDENDS IN NON-VOTING COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the Holder of Non-Voting Common Stock

(or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

               (I) Non-Voting Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Non-Voting Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

               (II) Any cash paid or payable otherwise than as a cash dividend; or Non-Voting Common Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than (i) shares of Non-Voting Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 3(a) above or (ii) an event for which adjustment is otherwise made pursuant to Section 3(c) below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Non-Voting Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the case referred to in clause 3(b)(ii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Non-Voting Common Stock as of the date on which Holder of Non-Voting Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

          (C) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that Holder of Non-Voting Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Non-Voting Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Non-Voting Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company or, if the Holder shall disagree with such determination by an investment banker or business appraiser mutually acceptable to the Company and Holder who is engaged at the Company's expense) issuable or payable with respect to one share of the Non-Voting Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of ten dollars ($10.00) at the time of the merger and the resale of securities received in such reorganization, if any, is registered so that such securities may be immediately resold, then this Warrant shall expire unless exercised prior to the reorganization. In any reorganization described above in which the Warrant does not terminate appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets of the surviving corporation or its parent thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) or such corporation's parent resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.


          (D) NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (E)  OTHER NOTICES.  If at any time:

               (I) the Company shall declare any cash dividend upon its Non-Voting Common Stock;

               (II) the Company shall declare any dividend upon its Non-Voting Common Stock payable in stock or make any special dividend or other distribution to the Holder of its Non-Voting Common Stock;

               (III) there shall be any capital reorganization or
                     reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

               (IV) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (V) there shall be an initial public offering of Company securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holder of Non-Voting Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the Holder of Non-Voting Common Stock shall be entitled to exchange their Non-Voting Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, as the case may be.

          (F) CERTAIN EVENTS. If any change in the outstanding Non-Voting Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     4. ISSUE TAX. The issuance of certificates for shares of Non-Voting Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Non-Voting Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

     6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provision hereof in the absence of affirmative action by the holder to purchase shares of Non-Voting Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

     7. REGISTRATION RIGHTS AGREEMENT. The registration rights of the Holder (including Holder' successors) with respect to this Warrant and the underlying stock are set forth in a Registration Rights Agreement of even date herewith.

     8. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, and the transfer restrictions set forth below, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and in compliance with the provisions of the Note and Warrant Purchase Agreement. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to transfer this Warrant on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

          This Warrant may be transferred or assigned by the Holder only to a transferee or assignee of a Warrant to purchase not less than 50,000 shares of Non-Voting Common Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), provided that: (i) any transferee or assignee agrees in writing to be bound by the terms of the Note and Warrant Purchase Agreement and the exhibits thereto, and (ii) upon the request of the Company or its counsel, the Holder provides the Company with an opinion of counsel to the effect that the Warrant can be transferred or assigned without registration under the Act and in compliance with all applicable state securities laws.

     9. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the Holder of this Warrant and of the Holder of shares of Non-Voting Common Stock issued upon exercise of this Warrant, referred to in Sections 7 and 8 shall survive the exercise of this Warrant.

     10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party or parties against which enforcement of the same is sought, provided that any change, waiver, discharge or termination agreed to in writing by a majority in interest of warrants of the Company of even date herewith issued pursuant to the Note and Warrant Purchase Agreement shall be binding on Holder and assigns.

     11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

     12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Non-Voting Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

     13. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado.

     14. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     15. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.


                            [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 31st day of May, 1996.

                                EVOLVING SYSTEMS, INC.
                                a Delaware corporation


                                ___________________________________
                                Larry S. Schwartz
                                Vice President



ATTEST:



____________________________
Larry S. Schwartz
Secretary

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